UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2010
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-031262
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.
On March 23, 2010, Doral Financial Corporation (the “Company”) announced the results of its offer to exchange (the “Exchange Offer”) a number of properly tendered and accepted shares of its (i) 4.75% Perpetual Cumulative Convertible Preferred Stock (“convertible preferred stock”), (ii) 7.00% Noncumulative Monthly Income Preferred Stock, Series A (“Series A preferred stock”), (iii) 8.35% Noncumulative Monthly Income Preferred Stock, Series B (“Series B preferred stock”), and (iv) 7.25% Noncumulative Monthly Income Preferred Stock, Series C (“Series C preferred stock”), for newly issued shares of its common stock, par value $0.01 per share (the “Common Stock”), on the terms and subject to the conditions described in the Registration Statement on Form S-4 (File No. 333-163917) filed by the Company under the Securities Act of 1933, as amended, the related prospectus, dated March 15, 2010 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”).
On March 24, 2010, the Company settled the Exchange Offer. The Company issued 1,207,268 shares of Common Stock in exchange for 58,634 shares of convertible preferred stock, 1,304,636 shares of Common Stock in exchange for 316,661 shares of Series A preferred stock, 928,984 shares of Common Stock in exchange for 450,967 shares of Series B preferred stock and 1,778,178 shares of Common Stock in exchange for 863,197 shares of Series C preferred stock. Overall, $14,658,500 liquidation amount of the Company’s convertible preferred stock, $15,833,050 liquidation amount of the Company’s Series A preferred stock, $11,274,175 liquidation amount of the Company’s Series B preferred stock and $21,579,925 liquidation amount of the Company’s Series C preferred stock were validly tendered, not withdrawn and exchanged upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. After settlement of the Exchange Offer, 813,526 shares of the convertible preferred stock, 950,166 shares of the Series A preferred stock, 1,331,694 shares of the Series B preferred stock and 2,716,005 shares of the Series C preferred stock will remain outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: March 24, 2010	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel